PS BUSINESS PARKS, INC.
                                   EXHIBIT 12:
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                       Three Months Ended
                                                                                            March 31,
                                                                        ------------------------------------------------
                                                                                  2000                    1999
                                                                        -----------------------  -----------------------
      Net income......................................................       $   10,743,000          $    9,442,000
      Minority interest...............................................            5,911,000               2,966,000
      Interest expense................................................              374,000                 909,000
                                                                        -----------------------  -----------------------
      Earnings available to cover fixed charges.......................       $   17,028,000          $   13,317,000
                                                                        =======================  =======================

      Fixed charges (1)...............................................              772,000               1,094,000
      Preferred distributions.........................................            4,192,000                       -
                                                                        -----------------------  -----------------------
      Combined fixed charges and preferred distributions..............       $    4,964,000          $    1,094,000
                                                                        =======================  =======================

      Ratio of earnings to fixed charges..............................                22.06                   12.17
                                                                        =======================  =======================
      Ratio of earnings to combined fixed charges and preferred
      distributions...................................................                 3.43                   12.17
                                                                        =======================  =======================




                                                                   Years Ended December 31,
                                       -------------------------------------------------------------------------------------
                                            1999             1998            1997             1996            1995
                                       ----------------  --------------- --------------- ---------------- ------------------
Net income..........................     $ 41,255,000     $ 29,400,000    $  3,836,000     $    519,000    $  1,192,000
Minority interest...................       16,049,000       11,208,000       8,566,000                -               -
Interest expense....................        3,153,000        2,361,000           1,000                -               -
                                       ----------------  --------------- --------------- ---------------- ------------------
Earnings  available  to cover  fixed
   charges..........................     $ 60,457,000     $ 42,969,000    $ 12,403,000     $    519,000    $  1,192,000
                                       ================  =============== =============== ================ ==================


Fixed charges (1)...................     $  4,142,000     $  2,629,000    $      1,000     $          -    $          -
Preferred distributions.............        7,562,000                -               -                -               -
                                       ----------------  --------------- --------------- ---------------- ------------------
Combined fixed charges and preferred
   distributions....................     $ 11,704,000     $  2,629,000    $      1,000     $          -    $          -
                                       ================  =============== =============== ================ ==================


Ratio of earnings to fixed charges..            14.60            16.34          12,403         N/A              N/A
                                       ================  =============== =============== ================ ==================

Ratio of earnings to combined fixed
   charges     and        preferred
   distributions....................             5.17            16.34          12,403         N/A              N/A
                                       ================  =============== =============== ================ ==================



(1) Fixed charges include interest expense plus capitalized interest.